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IU Live Webinars

July 31, 2013

IndexUniverse invites you to a Complimentary Webinar

Thursday, August 15, 2013

The Commodity Evolution: The Changing Face of Commodity Investing

11 a.m. San Francisco, 2 p.m. New York
Duration: 60 minutes

This webinar has been accepted by the CFP Board and CIMA for 1 CE credit.

REGISTER NOW

Visit IndexUniverse.com ▸

Webinar Summary:

The volatility of today's global markets has forced many investors to re-evaluate their investment approach and objectives. Investors have explored all areas of the global markets and used countless strategies to minimize volatility with the hopes of capturing strong returns. What options do today's investors have to dampen volatility while still maintaining exposure to the broader markets?

Join IndexUniverse, BlackRock's iShares and MSCI as we examine strategies investors can deploy to help reduce risk, minimize volatility and produce returns. This 60-minute webinar will explore liquidity and trading strategies that seek to reduce downside risk while allowing investors to participate in a rising market. Additional topics to be covered include:.

Additional topics to be covered include:

- The construction behind min-vol strategies
- Best practices for integrating min-vol strategies
- Why today's markets are right for min-vol investing

Moderator:



Olivier Ludwig
Managing Editor
IndexUniverse.com

Panelists:



Todd Mathias, CFA
Product Consultant
iShares Product Management & Consulting



Raman Subramanian, CFA
Executive Director,
Index Applied Research
MSCI

Space is limited! REGISTER NOW

SPONSORS

iShares by BlackRock

MSCI

UPCOMING WEBINARS

September 12, 2013
Indexing Fundamentals ▸

September 19, 2013
The Next Step in Fixed Income Laddering ▸

September 26, 2013
MLP Facts and Fiction: The Case for MLPs in a Rising-Rate Environment ▸

October 10, 2013
Methodology Matters ▸

October 24, 2013
Demystifying Alternatives: Hedge Fund Alpha vs. Systematic Beta ▸

November 06, 2013
The Importance of Best Execution & How to Achieve ▸

UPCOMING EVENTS

September 23, 2013
Inside Commodities ▸
6th Annual Conference
Convene, 730 Third Ave.
New York

October 18, 2013
Inside Fixed Income ▸
2nd Annual Conference
Grand Hyatt
San Francisco

November 4, 2013
Inside ETFs Trading ▸
2nd Annual Conference
New York Stock Exchange
New York

INTRODUCING

IndexUniverse ETF Analytics